Exhibit 32

CERTIFICATION UNDER SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(UNITED STATES CODE, TITLE 18, CHAPTER 63, SECTION 1350)
ACCOMPANYING ANNUAL REPORT ON FORM 10-K OF
CENTERLINE HOLDING COMPANY FOR THE YEAR ENDED DECEMBER 31, 2008

In connection with the Annual Report of Centerline Holding Company (the “Company”) on Form 10-K for the year ending December 31, 2008, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Marc D. Schnitzer, Chief Executive Officer of the Company and I, Robert L. Levy, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, that:

(1)       The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)       The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of our Company.

By:	/s/ Marc D. Schnitzer	By:	/s/ Robert L. Levy
	Marc D. Schnitzer Chief Executive Officer (Principal Executive Officer) March 10, 2009		Robert L. Levy Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer) March 10, 2009

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.